Exhibit 5.1

                             SOMMER & SCHNEIDER LLP
                          595 STEWART AVENUE, SUITE 710
                           GARDEN CITY, NEW YORK 11530
                                  ------------
Herbert H. Sommer                                       Telephone (516) 228-8181
Joel C. Schneider                                       Facsimile (516) 228-8211



                                  May 12, 2006


SiriCOMM, Inc.
4710 East 32nd Street
Joplin, MO 64804

         Re: Registration Statement on Form SB-2 under the Securities Act of 1933

Ladies and Gentlemen:

         We have acted as special counsel to SiriCOMM, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 10,154,139 shares of the Company's Common Stock, $0.001 par value per share ("Common Stock"), consisting of 4,757,263 shares (the "Shares") of Common Stock and 5,396,876 shares of Common Stock issuable upon the exercise of certain warrants (the "Warrants") to purchase shares of Common Stock (the shares of Common Stock issuable upon the exercise of the Warrants being referred to herein as the "Warrant Shares"), pursuant to a Registration Statement on Form SB-2 (as amended from time to time, the "Registration Statement"), filed with the Securities and Exchange Commission on February 27, 2006.

         As such counsel, we have reviewed certain corporate proceedings of the Company with respect to the authorization of the issuance of the Shares and the Warrant Shares. We have also examined and relied upon originals or copies of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws, and we express no opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and

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SiriCOMM, Inc.
May 12, 2006
Page 2


non-assessable, and that the Warrant Shares have been duly authorized and, when and if issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the related prospectus.

                                                   Very truly yours,

                                                   /s/ Sommer & Schneider LLP

                                                   SOMMER & SCHNEIDER LLP